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                                                                    Exhibit 23.2


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2000, with respect to the financial statements of GelTex Pharmaceuticals, Inc. incorporated by reference in the Registration Statement and related Proxy Statement/Prospectus of Genzyme Corporation for the registration of 8,677,672 shares of its common stock.




/s/ Ernst & Young LLP

Boston, Massachusetts
October 30, 2000